UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

VONAGE HOLDINGS CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Communicating with Customers and Partners—Ericsson to acquire Vonage

A note from: Jay Bellissimo Chief Operating Officer

Dear Team Members,

As you know, earlier today we announced an agreement to be acquired by Ericsson, furthering our vision to accelerate the world’s ability to connect.

Together with Ericsson, we can benefit from even greater opportunities to serve our customers, accelerate our mission, and create value far exceeding what would otherwise be possible independently.

Ericsson intends to add investment to Vonage’s current business – both in R&D and sales and marketing—to accelerate growth. This will allow us to bring our solutions to even more businesses, their customers and employees worldwide, and provide our partners with more offerings for customers.

Joining Ericsson will allow us to provide our customers and partners with additional technology and services capabilities to drive bottom line value and accelerate long-term growth.

I hope you are as excited as I am about Vonage joining Ericsson. Attached for your reference are notes that are being distributed today to our customers and partners to share the news of the deal, explaining the benefits of bringing our companies together, and what to expect as we move forward.

We’ve also created the attached talking points and FAQ documents to help you field customer and partner questions. Note these are for your use only and not for distribution outside of the company.

If you have additional questions from customers and partners that are not covered in these materials, please email your questions to VonageFAQ@vonage.com and we will address them as soon as we can.

Thank you again for your hard work, dedication and ongoing commitment. It’s making a difference. As our company and offering grows, let’s keep the momentum going as we continue to amaze and delight our customers and deliver the value that they have grown to expect from us. If you would like to further discuss please feel free to reach out to Rodolpho, Sunny or me. Otherwise, full speed ahead and we’ll be following up with you in the near future.

When our customers and partners win—we win!

Jay

Visit VERN | Internal use only | Not for distribution to the public

Additional Information and Where to Find It

In connection with the proposed merger, the Company intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed merger. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE PROXY STATEMENT AND ANY AMENDMENTS THERETO IN THEIR ENTIRETY WHEN FILED WITH THE SEC, AND ANY OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE BUSINESS TO BE CONDUCTED AT THE SPECIAL MEETING. All such documents, when filed, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or upon request by contacting the Company, Investor Relations, via email at ir@vonage.com. The Company’s filings with the SEC are also available on the Company’s website at https://ir.vonage.com/.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement on Schedule 14A filed with the SEC on April 26, 2021 and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on February 19, 2021. To the extent that such individual’s holdings of the Company’s common stock have changed since the amounts printed in the Company’s proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the identity of the potential participants, and their direct or indirect interests in the proposed merger, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed merger.

Forward-Looking Statements

This communication contains forward-looking statements, including statements regarding the effects of the proposed acquisition of the Company by Ericsson, that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. In addition, other statements in this communication that are not historical facts or information may be forward-looking statements. The forward-looking statements in this communication are based on information available at the time the statements are made and/or management’s belief as of that time with respect to future events and involve risks and uncertainties that could cause actual results and outcomes to be materially different. Important factors that could cause such differences include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger; risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; the effect of the announcement of the proposed merger on the Company’s relationships with its customers, operating results and business generally; the risk that the proposed merger will not be consummated in a timely manner; the impact of the COVID-19 pandemic; the competition we face; the expansion of competition in the cloud communications market; risks related to the acquisition or integration of businesses we have acquired; our ability to adapt to rapid changes in the cloud communications market; the nascent state of the cloud communications for business market; our ability to retain customers and attract new customers cost-effectively; developing and maintaining market awareness and a strong brand; developing and maintaining effective distribution channels; security breaches and other compromises of information security; risks associated with sales of our services to medium-sized and enterprise customers; our reliance on third-party hardware and software; our dependence on third-party vendors; system disruptions or flaws in our technology and systems; our ability to comply with data privacy and related regulatory matters; our ability to scale our business and grow efficiently; the impact of fluctuations in economic conditions, particularly on our small and medium business customers; the effects of significant foreign currency fluctuations; our ability to obtain or maintain relevant intellectual property licenses or to protect our trademarks and internally developed software; fraudulent use of our name or services; restrictions in our debt agreements that may limit our operating flexibility; our ability to obtain additional financing if required; retaining senior executives and other key employees; intellectual property and other litigation that have been and may be brought against us; rapid developments in global API regulation and uncertainties relating to regulation of VoIP services; risks associated with legislative, regulatory or judicial actions regarding our business products; reliance on third parties for our 911 services; liability under anti-corruption laws or from governmental export controls or economic sanctions; actions of activist shareholders; risks associated with the taxation of our business; governmental regulation and taxes in our international operations; our history of net losses and ability to achieve consistent profitability in the future; our ability to fully realize the benefits of our net operating loss carry-forwards if an ownership change occurs; risks associated with the settlement and conditional conversion of our Convertible Senior Notes; potential effects the capped call transactions may have on our stock in connection with our Convertible Senior Notes; certain provisions of our charter documents; and other factors that are set forth in the “Risk Factors” in our Annual Report on Form 10-K and in the Company’s Quarterly Reports on Form 10-Q filed with the SEC. While the Company may elect to update forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law, and therefore, you should not rely on these forward-looking statements as representing the Company’s views as of any date subsequent to today.

Customer Talking Points

What was Announced

•	Today Vonage announced that we have entered into an agreement to be acquired by Ericsson, a Swedish multinational networking and telecommunications company.

•

The convergence of the internet, mobility, the cloud and powerful 5G networks are forming the digital transformation and intelligent communications wave, driving a secular change in the way businesses operate.

•	The combination of our two companies offers exciting new opportunities for customers, partners and team members to capture this next wave.

•

Together with Ericsson, Vonage will benefit from even greater opportunities to serve our customers, accelerate our mission, and create value for you far exceeding what would otherwise be possible independently.

What this Means for you

•	I want to assure you that today’s announcement will have no impact on our day-to-day operations or our commitment to our customers. There will be no changes in the way we work with you.

•	As always, you can trust us to deliver the level of service and innovative products and solutions that you have come to expect from us.

Next Steps

•

The transaction is expected to close within the first half of 2022, subject to the approval of Vonage’s shareholders and the satisfaction of customary closing conditions and regulatory approvals. Until then, Vonage and Ericsson will continue to operate as separate companies.

•	Following the close of the transaction, Vonage will become wholly owned by Ericsson and the company will continue to operate as is under the Vonage brand.

•	We thank you for your continued partnership and remain as committed as always to delivering on our commitments the Vonage Way through accountability, collaboration, trust and excellence.

•	As always, if you have any questions, please don’t hesitate to reach out.

Customer FAQ

1.	What was announced?

•	Vonage announced that the Company has entered into an agreement to be acquired by Ericsson.

•	Together, Vonage and Ericsson will further accelerate a shared vision of leading and creating technology and services that are changing the world.

2.	Who is Ericsson? Why are they the right partner for Vonage?

•	Ericsson is a Swedish multinational networking and telecommunications company headquartered in Stockholm.

•	Founded 145 years ago on the premise that access to communications is a basic human need, Ericsson has continued to deliver ground-breaking solutions and innovative technology for good.

•

Ericsson serves customers, mainly communication service providers, in more than 180 countries in addition to supplying communication infrastructure, services and software to the telecom industry and other sectors.

•	Ericsson’s vision is a world where limitless connectivity improves lives, redefines business and pioneers a sustainable future.

•	By joining Ericsson, we can deliver significant value for our customers, our partners, our shareholders, and our team members.

3.	How will this transaction benefit customers?

•

The convergence of the internet, mobility, the cloud and powerful 5G networks are forming the digital transformation and intelligent communications wave, driving a secular change in the way businesses operate.

•

With access to 4G and 5G network APIs, exposed in a simple and globally unified way, Vonage’s strong developer ecosystem will be able to develop new innovative global offerings. Communication Service Providers will be able to better monetize their investments in network infrastructure by creating new API-driven revenues. Businesses will also benefit from the 5G performance, impacting operational performance, and share in new value coming from applications on top of the network.

•	The combination of our two companies offers exciting new opportunities for customers, partners and team members to capture this next wave.

•	Ericsson recognizes the power of the full VCP platform across unified communications, contact center and APIs and the opportunity to grow our offering of products across all segments.

•

Together with Ericsson, Vonage will benefit from even greater opportunities to serve our customers, accelerate our mission, and create value for you far exceeding what would otherwise be possible independently.

•

Ericsson intends to offer value benefits to the full ecosystem – telecom operators, developers, and businesses – by creating a global platform for open network innovation, built on Ericsson and Vonage’s complementary solutions.

4.	Will there be any immediate changes for Vonage customers as a result of this transaction?

•

Until the transaction closes, which we expect to occur within the first half of 2022, subject to the approval of Vonage’s shareholders and the satisfaction of customary closing conditions and regulatory approvals, it is business as usual, and Vonage and Ericsson will continue to operate as separate companies.

•	There will be no changes in the way we work with you.

•	Following the close of the transaction, Vonage will become wholly owned by Ericsson and the company will continue to operate as is under the Vonage brand.

•	As always, you can trust us to deliver the level of service and innovative products and solutions that you have come to expect from us.

5.	Will I still be able to get the same products and services from Vonage as a result of this transaction? Will there be any changes to customers’ contracts or pricing?

•	We do not expect any changes to the products or services we offer you as a result of this transaction.

•	Following the close of the transaction, Vonage will become wholly owned by Ericsson and the company will continue to operate as is under the Vonage brand.

•

Together with Ericsson, Vonage will benefit from even greater opportunities to serve our customers, accelerate our mission, and create value for you far exceeding what would otherwise be possible independently.

•	We will continue to keep you informed of any changes as we move towards close.

6.	When will I be able to purchase Ericsson products? Will I need a separate contract?

•	No—right now, it’s business as usual.

•	Until the acquisition is complete, Vonage and Ericsson remain separate organizations and you should continue to reach out to your existing contacts for products, service or technical support.

•	We will let you know if/when there are changes to the processes or contacts for requesting the products and services you need.

7.	Will my point of contact at Vonage change?

•	You can continue to reach out to your usual Vonage point of contact.

8.	Where can I find additional information?

•	We will continue to keep you informed as we move through the process to close the transaction.

•	As always, if you have any questions, please feel free to reach out to your usual Vonage point of contact.